UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2016

FREEPORT-McMoRan INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2016, Freeport-McMoRan Inc. (the “Company”) entered into a purchase agreement between Sumitomo Metal Mining America Inc., a Delaware corporation (the “Buyer”), Sumitomo Metal Mining Co., Ltd., a Japanese corporation (the “Buyer Guarantor”), and two wholly-owned subsidiaries of the Company, Freeport-McMoRan Morenci Inc., a Delaware corporation (the “Seller”), and Freeport Minerals Corporation, a Delaware corporation (“FMC” and, together with the Company, the “Seller Guarantors”) pursuant to which the Company has agreed to sell a 13 percent ownership interest in its Morenci unincorporated joint venture to the Buyer for $1.0 billion in cash (the “Purchase Agreement”).

The consummation of the transaction contemplated by the Purchase Agreement is subject to certain specified closing conditions, including (a) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (b) the receipt of certain foreign competition law approvals, (c) the absence of any law that would restrain, enjoin or otherwise prohibit the consummation of the transaction contemplated by the Purchase Agreement and (d) other customary closing conditions, including, subject to certain materiality exceptions, the accuracy of each party’s representations and warranties and each party’s compliance with its obligations and covenants under the Purchase Agreement. The transaction contemplated by the Purchase Agreement does not require the approval of the Company’s shareholders.

Subject to the satisfaction or waiver of the foregoing conditions and the other terms and conditions contained in the Purchase Agreement, the transaction is expected to close in mid-2016.

The Purchase Agreement contains representations, warranties, and indemnification provisions of the parties customary for transactions of this type. Until the consummation of the transaction contemplated by the Purchase Agreement, the Seller has agreed, subject to certain exceptions, to conduct its business in the ordinary course.

The Purchase Agreement contains certain termination rights for Buyer and Seller, in certain circumstances, including: (a) by mutual written agreement of the parties; (b) by either party if the transaction is not consummated on or before February 14, 2017, provided that at such time the party seeking to terminate is not in material breach of its obligations under the Purchase Agreement; (c) by either party if the transaction would violate any nonappealable final order, decree or judgment of any governmental authority; (d) by either party for certain breaches of the Purchase Agreement that are not cured.

The foregoing description of the Purchase Agreement and the transaction contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

The Company issued a press release dated February 15, 2016, announcing that it has entered into a definitive agreement to sell a 13 percent interest in its Morenci unincorporated joint venture for $1.0 billion in cash, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: February 16, 2016

Freeport-McMoRan Inc.
Exhibit Index

Exhibit
Number

2.1
Purchase Agreement dated February 15, 2016, between Sumitomo Metal Mining America Inc., Sumitomo Metal Mining Co., Ltd., Freeport-McMoRan Morenci Inc., Freeport Minerals Corporation, and Freeport-McMoRan Inc.

99.1	Press release dated February 15, 2016, titled “Freeport-McMoRan Inc. Announces Agreement to Sell a 13% Interest in Morenci Mine for $1.0 Billion in Cash.”